     EXHIBIT 10.7

                                  DOUGLAS ELLIS

                              CONTRACT FOR SERVICES

         THIS SERVICES AGREEMENT (the "Agreement") is made and entered into this 1st day of May, 2003, by and between International Absorbents, Inc., a British Columbia corporation (the "Company"), and Douglas Ellis operating under the firm name and style of Current Systems, an individual proprietorship which is resident in the Province of British Columbia, Canada, and Current Systems offers expertise and services to International Absorbents, Inc.

                                   WITNESSETH:

         WHEREAS Current Systems has knowledge in the manufacture, sales, marketing, and management of specialty fiber products businesses and has a desire to offers this expertise as a services to the Company.

         WHEREAS, the Company desires to retain this expertise through Current Systems, and the Current systems desires to be retained by the Company for the term of this Agreement and each wants the terms and conditions as set out herein;

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and the Executive, intending to be legally bound, hereby agree as follows:

1. CONTRACT TERMS. The Company hereby retains the Current Systems and Current Systems accepts the assignment and agrees to provide expertise and guidance to the Company, subject always to such resolutions as are established from time to time by the Board of Directors of the Company, for the period and upon the other terms and conditions set forth in this Agreement.

2. TERM. The term of the services commitment hereunder shall be for a period of two (2) years, commencing on the date of this Agreement. The term of the services agreement hereunder is not subject to earlier termination for any reason without the full pay out of all fees due through the end of the full contract term.

3. EXPENSES. In accordance with the Company's policies established from time to time, the Company will pay or reimburse Current Systems all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his services under this Agreement, subject to the presentment of appropriate vouchers.

4. COMPENSATION AND PAYMENT. The Company agrees to pay Current Systems $2,500.00 (twenty five hundred dollars) per month 24 (twenty four) consecutive months through the term of this contract. All payments required to be made by the Company to Current Systems pursuant to this Section 4 and shall be paid in full on or before the last day of each month.

5. DISABILITY. The Company agrees that should the businessman Doug Ellis become incapacitated, and totally disabled to such an extent that he is not able to perform the services to provided under this Agreement, the Company agrees to continue paying Current Systems for the term then remaining but no further sums.

6. NON COMPETITION. Current Systems agrees that during the term of this Agreement, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section, if such activity were carried out by the Current Systems, either directly or indirectly, and in particular the Current Systems agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

7. TERMINATION WITHOUT CAUSE. The Company may terminate Current Systems services without cause upon written notice to the Current Systems subject to conditions of clause #222.

8. BREACH OF CONTRACT FOR LACK OF PAYMENT. If full payment is not made within thirty days of the due date Current Systems shall notify the Company in writing and the Company shall have three working days to make full payment. If full payment is not made by the end of this period then the company shall be in breach of contract and this agreement will be considered to be terminated by the Company without cause and Current Systems shall be entitled to full compensation.

9. ASSIGNMENT. This Agreement shall not be assignable, in whole or in part by either party.

10. INDEMNIFICATION. The Company shall indemnify Current Systems as provided in the Company's Bylaws.

11. GOVERNING LAW. This Agreement is made under and shall be governed by and construed in accordance with the laws of the Province of British Columbia.

         11.1 AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

         11.2 NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         11.3 SEVERABILITY. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted here from and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceable be covered. Current Systems acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

         11.4 SURVIVAL. Sections 2 and 4 shall survive termination of this Agreement.

         11.5 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between Current Systems and Company with respect to the transactions contemplated herein and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which are merged herein. It is expressly understood and agreed that, there being no expectations to the contrary between the parties hereto no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part hereof. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the parties hereto.

IN WITNESS WHEREOF, the parties have executed and sealed this Agreement as of the day and year set forth above.

INTERNATIONAL ABSORBENTS, INC.

By: /s/ GORDON L. ELLIS
   ----------------------------

Title: President

By: /s/ DOUGLAS ELLIS
   ----------------------------
DOUGLAS ELLIS

                                  EXHIBIT 10.8

                                  SHAWN DOOLEY

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 18th day of December, 2003, and by and between Absorption Corp., a Nevada Corporation (the "Company"), and Shawn Dooley, and individual resident of the State of Washington, USA (the "Executive").

                                   WITNESSETH:

WHEREAS, the Executive has heretofore been serving as Vice President for Sales and Marketing of the Company and has the experience to provide services;

WHEREAS, the Company desires to retain the services of the executive, and the Executive desires to be employed by the Company for the term of this Agreement and each wants the terms and conditions as set out herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and the Executive, intending to be legally bound, hereby agree as follows:

1.       EMPLOYMENT

         The Company hereby employs the Executive as Vice President for Sales and Marketing and the Executive accepts such employment and agrees to perform services for the Company, subject always to such resolutions as are established from time to time by the Board of Directors of the Company, for the period and upon the other terms and conditions set forth in this Agreement.

2.       RETIREMENT

         It is further understood that at the age of 60 years the contract shall be renewable each year automatically if neither party gives 90 days written notice to the other of their intention to terminate this agreement. The term of the Executive's employment hereunder is subject to earlier termination as hereafter specified save and except that there will be no severance pay or benefits that extends beyond the age of 65 years.

3.       POSITION AND DUTIES

         3.1      SERVICE WITH THE COMPANY

                  During the term of this Agreement, the Executive agrees to perform the duties of the Vice President for Sales and Marketing including such executive employment duties as the Company's Board of Directors (the "Board") shall assign to him from time to time, and is customary for a similar position within the Company's industry.

         3.2      NO CONFLICTING DUTIES

                  During the term hereof, the Executive shall devote his time, effort and skill to the operation of the Company, and will offer any directly relevant business opportunity he encounters to the Company. The Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that during the term of this Agreement, he will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

4.       COMPENSATION

         4.1      BASE SALARY

                  As compensation for all services to be rendered by the Executive under this Agreement, the Company shall pay to the Executive a base annual salary of $10,000.00 per month (the "Base Salary") which shall be paid commencing on February 1, 2002 on a regular basis in accordance with the Company's normal payroll procedures and policies together with all the Company's benefits.

         4.2      BONUS

                  The Board of Directors of the Corporation shall set and determine each year how bonuses will be awarded based on a criteria agreed to by the Executive and the corporation. The bonus to be distributed will be determined by the Compensation Committee in consultation with such persons as are necessary as soon as possible after the financial results from the year are available. It will be based primarily upon the target criteria as set at the beginning of the fiscal year.

         4.3      STOCK OPTIONS

                  The Company agrees to maintain a stock option and/or a stock plan which provides for shares under the rules and policies of the applicable governing securities exchange rules for the stock of International Absorbents, the Company's parent company. Such options and/or stock shall be offered at the lowest price as options and/or stock are issued to any other Executives at that time.

         4.4      PARTICIPATION IN BENEFIT PLANS

                  The Executive shall be included to the extent eligible thereunder in any and all plans of the Company providing general benefits for the Company's Executives, including but not limited to Group Life Insurance, Hospitalization, Disability, Medical, Dental, Pension, Profit Sharing, Savings and Stock Bonus Plans. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulation applicable thereto. If for any reason the Executive cannot participate in such program, his compensation will be adjusted in the cash equivalent.

         4.5      EXPENSES

                  In accordance with the Company's policies established from time to time, the Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses on a basis consistent with prior practice incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers.

         4.6      VACATION TIME

                  Executive shall be entitled to take paid vacation time of up to four (4) weeks per year, in addition to the normal holidays when the business is closed.

5.       COMPENSATION UPON THE TERMINATION OF THE EXECUTIVE'S EMPLOYMENT

         The Executive commenced working with the company on August 11, 1992 and has been continuously employed to this date.

         5.1      SEVERANCE WAGES

                  The Executive is to receive severance compensation and benefits under the terms of this Agreement, the compensation and bonus shall be defined as 2 months per year up to 24 months calculated from the date the Executive started his employment with the Company with a minimum of 6 months salary as defined in Section 4 of this Agreement and any amendment to this Agreement as approved by the parties. The bonus calculation shall be based on the previous 2 year average.

         5.2      SEVERANCE BENEFITS

                  In the event of termination of the Executive and his entitlement to severance wages is provided in 5.1. The Executive shall be entitled to receive the same severance benefits that went along with his salary for the length of time set out in paragraph 5.1.

         5.3      DISABILITY BENEFITS

                  In the event the Executive is terminated pursuant to Section
                  8.1 (disability) and is entitled to receive benefits from a plan to which the Company contributed and such disability benefits cease prior to the time set out in paragraph 5.1. Then the Company will continue to pay the Executive his salary for the balance of the time remaining as set out in 5.1 together with his benefits that may still be applicable and not being covered by the disability insurance. If the benefits are not covered in the disability plan or the disability plan term has run out prior to the time set out in
                  5.1 then the Company will pay the same directly to the Executive or pursuant to the Executive's direction to the provider of such coverage. Any options shall continue until they expire or such shorter period of time as is required under securities legislation in Washington State and The United States of America.

         5.4      SEVERANCE ON DEATH.

                  In the event the Executive's employment is terminated pursuant to Section 8.2 (death), the Executive's beneficiary or a beneficiary designated by the Executive in writing to the Company, or in the absence of such beneficiary, the Executive's estate, shall be entitled to receive the Group Life Insurance which are part of the Company benefits and in the absence of any group life insurance or other life insurance benefits contributed to or organized by the Company then the estate of the executive shall receive the amounts set out in 5.1 and those that may be payable to the estate under
                  5.2. Any options shall continue to their expiry date or such shorter period of time as is required under securities legislation in Washington State and The United States of America.

         5.5      SEVERANCE ON TERMINATION FOR CAUSE

                  In the event that the Executive's employment is terminated pursuant to Sections 8.3 (termination for cause), then he shall not be entitled to any compensation other than his current Base Salary which has accrued and any benefits set out in 5.2 calculated only to the date of termination. In the event that Executive's employment is terminated pursuant to
                  Section 8.4 (resignation), he shall be entitled to his then current Base Salary, any benefits to the date of termination only and any bonus, if such, is accrued or calculated monthly through to the date of termination.

         5.6      SEVERANCE ON TERMINATION WITHOUT CAUSE

                  In the event the Executive is terminated by the Company pursuant to Section 8.5 (Termination without Cause), the Executive shall receive severance as defined in Section 5 of this Agreement.

         5.7      PAYMENT OF SEVERANCE

                  All payments required to be made by the Company to the Executive pursuant to this Section 5 shall be paid in the manner and at the times specified in Section 4.1 hereof. Any notice given to the Executive pursuant to Section 8 shall be counted as part of the time calculated and the payments of benefits.

6.       CONFIDENTIALITY INFORMATION.

         Except as permitted or directed by the Company's Board, the Executive shall not during the term of his employment under this Agreement or at any time thereafter divulge, furnish, disclose or make accessible (other than in the ordinary course of the business of the Company) to anyone for use in any way, any confidential or secret knowledge or information of the Company which the Executive has acquired or become acquainted with or will acquire or become acquainted with during the period of his employment by the Company (including employment by the Company prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, software or computer programs, plans, devices or material (whether or not patented or patentable, copyrighted or copyrightable) directly or indirectly useful in any aspect of the business of the Company, any confidential customer or supplier lists of the Company, any confidential or secret development or research work of the Company, price lists, know how, forecasts, or any other confidential, secret or non-public aspects of the business of the Company. The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired a great time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of this Agreement, the Executive will refrain form any acts or omissions that would reduce the value of the use of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known, other that as direct or indirect result of the breach of this Agreement by the Executive.

7.       NON COMPETITION

         The Executive agrees that during the term of this Agreement, he will not, directly of indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section, if such activity were carried out by the Executive, either directly or indirectly, and in particular the Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

         7.1 The Executive agrees not to directly or indirectly or otherwise assist, encourage any person to be involved in any manner to invest or promote any business or activity of a similar nature if the Executive has terminated this Agreement pursuant to Sections 8.1, 8.4 or 8.6 of this Agreement for a period of ONE (1) YEAR or for the length of the severance pay, whichever is the longer, from the date of termination.

8.       TERMINATION

         8.1      DISABILITY

                  The Executive's employment shall terminate upon the Executive's becoming totally or permanently disabled for a period of six (6) months or more for purposes of this Agreement, the term "totally or permanently disabled" or "total or permanent disability" means Executive's inability on account of sickness or accident whether or not job-related, to engage in regularly or to perform adequately his assigned duties under this Agreement. The Board of Directors shall determine, acting reasonably and bona fide, whether the Executive can engage in regularly or perform adequately his assigned duties using the reports of doctors and such other information as may be helpful. The Board may seek such advice as it deems necessary to make such determination.

         8.2      DEATH OF EXECUTIVE

                  The Executive's employment shall terminate immediately upon the death of the Executive

         8.3      TERMINATION FOR CAUSE

                  The Company may terminate the Executive's employment at any time for "Cause" (as hereinafter defined) immediately upon written notice to Executive. Such written notice shall set forth with reasonable specificity the Company's basis for such termination. As used herein, the term "Cause" shall mean that the Executive shall have (i) reasonable judgment of the Board of Directors committed a criminal act or an act of fraud, embezzlement, breach of trust or other act of gross misconduct, (ii) willfully violated written corporate policy or rules of the Company, (iii) in the reasonable judgment of the Board of Directors, has willfully refused to follow the reasonable written directions given by the Board of Directors from time to time or breached any covenant or obligation under this Agreement or other agreement with the Company or (iv) has acted in such a manner that his actions constitute gross dereliction of his duties as set out by the Company from time to time.

         8.4      RESIGNATION

                  The Executive's employment shall be terminated on the earlier of the date that is one (1) month following the written submission of the Executive's resignation to the Board or the earlier date such resignation is accepted by the Board.

         8.5      TERMINATION WITHOUT CAUSE

                  The Company may terminate the Executive's employment without cause upon written notice to the Executive. Termination "without cause" shall mean termination of employment on any basis other than termination of Executive's employment hereunder pursuant to Sections 8.1, 8.2. 8.3 or 8.4. Notice by the Company that this Agreement shall not be renewed as defined in Section 2 herein, shall be defined as termination without cause entitling the Executive to compensation as defined in Section 5.1 and 5.2 and with the further proviso that an y severance and benefits shall cease as set out in sections 5.1 and 5.2 or at age 65 whichever occurs first..

         8.6 SALE OF COMPANY OR INTERNATIONAL ABSORBENTS INC.. Should the Company's assets be sold or more than 51% of the capital stock of the Company be sold or should the control of International Absorbents Inc. (the owner of 100% of the issued and out standing shares of the Company) change such that sixty (60 %) percent of the then present Board changes and not because of retirement, incapacity, sickness or voluntary resignation causing a change in management practice of the Company then the Executive shall be entitled to receive all options or stock grants made subject to the provisions of the option plan or stock grant plan in force with the Company at the time and any additional incentive packages granted, but which have not vested immediately upon the sale of the Company or change of control being completed and all such compensation shall be dealt with in the same manner as for all other Executives of the Company, unless such Executive has different terms to his/her contract.

                  Should the management change the Executive's duties or make the execution of the duties such that the Executive would have the right to claim constructive dismissal then the executive shall have the right to claim severance as if he had been terminated without cause. Should the Executive be successful in such claim then the Executive shall be entitled to all reasonable lawyer's costs and disbursements that he has incurred in prosecuting such suit including any other costs that were necessary.

         8.7      SURRENDER OF RECORDS AND PROPERTY

                  Upon termination of his employment with the Company, the Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company and which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

9.       ASSIGNMENT

         This Agreement shall not be assignable, in whole or in part, by either party without the written consent of both parties, except for a Change in Control as defined in Paragraph 8.6. Upon such assignment by the Company, the Company shall obtain the Assignees' written agreement enforceable by Executive to assume and perform, from and after the date of such assignment the terms, conditions and provisions imposed by the Agreement upon the Company. After any such assignment by the Company and such written agreement by the Assignee, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including the Section 9. It is agreed by both parties to this Agreement that in the case of a change of control of the Company as defined in Section 8.6 of this Agreement, that this Agreement shall be automatically assigned to the new controlling entity.

10.      INDEMNIFICATION

         The Company shall indemnify Executive as provided in the Company's Bylaws.

         10.1     DIRECTORS AND OFFICERS INSURANCE

                  The Company shall maintain Directors and Officers insurance as decided by the Board of Directors from time to time required to protect the Executive from claims made against him as a result of his duties and performance of his employment with the Company.

11.      GENERAL PROVISIONS

         11.1     GOVERNING LAW

                  This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Washington.

         11.2     WITHHOLDING TAXES

                  The Company may withhold from any benefits payable under this Agreement all federal, provincial, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         11.3     AMENDMENTS

                  No amendment of modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

         11.4     NO WAIVER

                  No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         11.5     SEVERABILITY

                  To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted here from and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In futherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulated that this Agreement shall be given the construction which renders its provisions valid and enforceably to the maximum extent (not exceeding its express terms) possible under applicable law.

         11.6     SURVIVAL

                  Sections 6, 7, 8.7 and 9 shall survive termination of this Agreement.

         11.7     ENTIRE AGREEMENT

                  This Agreement constitutes the entire understanding and agreement between Executive and Company with respect to the transactions contemplated herein and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which are merged herein. It is expressly understood and agreed that, there being no expectations to the contrary between the parties hereto no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part hereof. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the parties hereto.

IN WITNESS WHEREOF, the parties have executed and sealed this Agreement as of the day and year set forth above.

ABSORPTION CORP

BY: /s/ GORDON L. ELLIS
----------------------------
Title: Chairman

SHAWN DOOLEY

/s/ SHAWN DOOLEY
----------------------------

ATTEST:

____________________________